EXHIBIT 10.1

FIFTH AMENDMENT TO CONTRACT CASH SOLUTIONS AGREEMENT

THIS FIFTH AMENDMENT TO CONTRACT CASH SOLUTIONS AGREEMENT (this "Amendment"), dated and effective as of December 21, 2016, is made and entered into among EVERI PAYMENTS INC. (“Client”), formerly known as GLOBAL CASH ACCESS INC., ("GCA"), and WELLS FARGO BANK, N.A. ("Wells Fargo").

RECITALS:

A.	Client and Wells Fargo entered into a Contract Cash Solutions Agreement, dated as of November 12, 2010 (as modified or amended from time to time, the "Agreement").

B.

Client has changed its legal name from Global Cash Access, Inc. to Everi Payments Inc. on August 24, 2015 and the parties to the Agreement and this Amendment understand and accept that this Amendment and the Agreement interchangeably refer to Client as either CGA and/or Everi Payments Inc.

C.	Client has requested that Wells Fargo extend the term of the Agreement through June 30, 2019, and subject to and on the terms and conditions of this Amendment, Wells Fargo has agreed to do so.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows, intending to be legally bound:

ARTICLE I

Definitions

Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

ARTICLE II

Amendment

Section 2. Term. Section XI.A of the Agreement is hereby amended and restated in its entirety to read as follows:

(a)

       "General. The initial term of this Agreement, which expired on November 30, 2013, was previously extended through November 30, 2014, pursuant to a written amendment to the Agreement, further extended pursuant to a written amendment to the Agreement to November 30, 2015, and again further extended pursuant to a written amendment to the Agreement to June 30, 2018. The Parties hereby agree to further extend the term of the Agreement to June 30th, 2019. In addition, the Agreement shall be renewed for additional one-year periods unless a Party gives at least. 90 days' prior written notice of its intent not to renew, provided, however, that each such renewal shall be subject to a written agreement about pricing and such other terms and conditions to be mutually agreed upon among the Parties (the "Stated Termination Date"), unless earlier terminated by a Party as provided in this Agreement (the "Actual Termination Date")."

ARTICLE III

Conditions Precedent

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)	Client and Wells Fargo shall have executed and delivered this Amendment; and

(b)	Clients shall have provided to Wells Fargo such other and further documents and instruments, if any, as Wells Fargo may reasonably request.

ARTICLE IV

Representations and Warranties; Acknowledgments

Each of the Parties represents and warrants to the other that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite action on its part; and (ii) it is in compliance with the terms and conditions contained in the Agreement applicable to it.

ARTICLE V

General Provisions

Section 5.1 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Section 5.2 Facsimile Signatures. Delivery by fax of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 5.3 Section Headings. The section headings in this Amendment are for purposes of reference only and shall not limit or affect any of the terms hereof.

Section 5.4 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Parties hereto and their respective successors and assigns, subject, however, to the requirements of Section XIII.D. of the Agreement.

Section 5.5 Governing Law. The Governing Law shall govern this Amendment and the interpretation thereof.

Section 5.6 Entire Agreement: Modification. The Agreement and this Amendment constitute the entire agreement between Wells Fargo and Client relating to the subject matter hereof and may not be changed orally, but only by written instrument signed by both Parties. There are no restrictions, promises, warranties, covenants, or undertakings relating to the subject matter of this Amendment other than those expressly set forth or referred-to herein. Nothing in this Amendment alters or impairs the Agreement except for the amendments specifically provided herein.

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by the duly authorized officers as of the date and year first written above.

EVERI PAYMENTS INC.		WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Randy L. Taylor	By:	/s/ Denette Suddeth

Name:	Randy L. Taylor	Name:	Denette Suddeth
Title:	Chief Financial Officer	Title:	Senior Vice President

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